UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

March 27, 2006 (March 22, 2006)

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0- 23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 414-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On March 22, 2006, the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) approved a one-time payment of $25,000 to each of the members of the Special Committee of the Board that was established to conduct a review of the Company’s practices related to stock option grants to officers and directors, and related matters. Members of the Special Committee of the Board are Mr. Bala Iyer and Dr. James Fiebiger.

Upon his appointment to the Board, Dr. Fiebiger automatically received an option under the Company’s 1997 Outside Director Stock Option Plan to purchase 30,000 shares of the Company’s common stock, with an exercise price equal to $24.79, the closing price of the Company’s common stock on the Nasdaq Stock Market on March 22, 2006.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 22, 2006, Mr. James Fiebiger was appointed to serve on the Company’s Board. As the Company has a classified Board, the Board appointed Dr. Fiebiger to serve as a Class I director. Class I directors next stand for election at the Company’s 2007 Annual Stockholder Meeting. Dr. Fiebiger will also serve on the Special Committee of the Board that was established to conduct a review of the Company’s practices related to stock option grants to officers and directors, and related matters. A copy of the press release the Company issued on March 23, 2006, announcing the appointment of Dr. Fiebiger is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release dated March 23, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2006

Power Integrations, Inc.

By:	/s/ John M. Cobb
John M. Cobb
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Power Integrations Press Release dated March 23, 2006.